Exhibit 4.2

                            FRONT PORCH DIGITAL, INC.
                         PROMISSORY NOTE DUE MAY 1, 2004

PRINCIPLE AMOUNT : US$ 160,000                                DATE: MAY 1, 2003


     FOR VALUE RECEIVED, the undersigned maker, FRONT PORCH DIGITAL INC, a NEVADA corporation (the "Borrower"), hereby unconditionally promises to pay to order of BRIOLETTE INVESTMENTS LIMITED, a British Virgin Islands company at Suite 141 6200 McKay Avenue Box 884 Burnaby, British Columbia V5H 4M9 Canada ("Lender"), the outstanding principal amount of ONE HUNDRED SIXTY THOUSAND US DOLLARS ($160,000), in same day funds in TWELVE EQUAL MONTHLY INSTALLMENTS OF $13,333.33 PAYABLE ON THE 1ST DAY OF EACH MONTH, BEGINNING MAY 1, 2003, WITH THE FINAL PAYMENT ON MAY 1, 2004 (THE "MATURITY DATE").

     Interest shall accrue on the unpaid principal amount of this Note from the date of this Note at an annual rate equal to 9% (simple interest). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be payable on the Maturity Date.

     Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest on this Note.

     The Company shall have the right, at any time and from time to time to prepay all or any part of the outstanding principal amount and accrued interest of this Convertible Note without penalty or premium.

     If at any time (i) there occurs a default in the payment by the Borrower of principal or interest pursuant to this Note, (ii) the Borrower is dissolved, becomes insolvent under any law, suspends its present business, or agrees to a merger, bulk sale or transfer of all or substantially all of its assets, (iii) the Borrower commences or has commenced against it any bankruptcy or insolvency proceeding or has a trustee or receiver appointed for it or its assets, or (iv) there occurs a default in the performance of any other obligation of the Borrower under this Note, (collectively, a "Default"), the Lender shall give written notice thereof to the Borrower; PROVIDED, HOWEVER, that, upon the occurrence of an event specified in clauses (i), (ii) or (iii) above, no notice shall be required. Immediately upon the occurrence of an event specified in clauses (i), (ii) or (iii) above, or immediately upon the Lender giving the Borrower notice regarding the occurrence of an event specified in clause (iv) above, the Lender shall be entitled to retain any and all payments previously made pursuant to this Note and all amounts owing pursuant to this Note shall immediately become due and payable. In the event a default occurs, the interest rate on the note shall be increased to 18% or the maximum allowed by law, whichever is less.

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     All rights and  remedies of the Lender under  applicable  law and this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Lender of any right or remedy shall preclude full and timely exercise by the Lender at any time of any right or remedy of the Lender without notice. No waiver shall be effective unless made specifically in writing by the Lender.

     This Note may not be changed or terminated orally. This Note shall bind the successors and assigns of the undersigned and shall enure to the benefit of the Lender and his heirs, legal representatives, successors and assigns.

     Each provision of this Note shall survive until all amounts due are paid to Lender's satisfaction and are not subject to any preference period, shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of this Note shall remain in effect. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

     This Note shall be governed by, and construed an interpreted in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the day and year and at the place first above written.

                                            By:      /s/ MATTHEW RICHMAN
                                               ---------------------------------
                                                Matthew Richman
                                                Chief Financial Officer

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